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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 22, 1999


                              Greater Bay Bancorp
            (Exact name of registrant as specified in its charter)



        California                                   77-0387041
(State or other jurisdiction of                     (I.R.S. employer
incorporation or organization)                      identification number)


                       Commission file number:  0-25034


                            2860 West Bayshore Road
                          Palo Alto, California 94303
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code: (650) 813-8200
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Item 5.  Other Events.

      On December 22, 1999 the ("Closing Date"), Greater Bay Bancorp (the "Registrant") consummated the sale of 535,000 shares (the "Shares") of the Registrant's common stock, no par value, in a private offering pursuant to a Securities Purchase Agreement, dated as of December 21, 1999, between the Registrant and certain investors identified therein (the "Investors"). The Registrant sold the Shares for a purchase price of $37.00 per share, or an aggregate amount of $19,795,000. In addition, the Registrant entered into a Registration Rights Agreement with the Investors pursuant to which the Registrant has agreed to file, within thirty (30) business days of the Closing Date, a registration statement with the Securities and Exchange Commission registering the Shares under the Securities Act of 1933, as amended.

Item 7.  Financial Statements and Exhibits.

Exhibits
--------

 4.1 Securities Purchase Agreement, dated as of December 21, 1999, between the Registrant and the Investors

 4.2 Registration Rights Agreement, dated as of December 22, 1999, between the Registrant and the Investors

 99.1 Press Release dated December 22, 1999 re completion of the offering

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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Greater Bay Bancorp
                                   (Registrant)



Dated: December 27, 1999           By: /s/ Linda M. Iannone
                                       --------------------
                                       Linda M. Iannone
                                       Senior Vice President and General Counsel

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                                 Exhibit Index
                                 -------------
 4.1 Securities Purchase Agreement, dated as of December 21, 1999, between the Registrant and the Investors

 4.2 Registration Rights Agreement, dated as of December 22, 1999, between the Registrant and the Investors

99.1 Press Release dated December 22, 1999 regarding completion of the offering

                                       4